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                                        ECOLAB
                                 MIRROR SAVINGS PLAN

                            THIRD DECLARATION OF AMENDMENT


Pursuant to Section 1.3 of the Ecolab Mirror Savings Plan ("Plan") and Section
5.1 of the Ecolab Inc. Administrative Document for Non-Qualified Benefit Plans which is incorporated into the Plan by reference ("Administrative Document"), the Company amends the Plan as set forth below.

1.   Subsection 4.1(1) of the Plan is hereby amended by adding a new paragraph
(c) to the end thereof, to read as follows:

     "(c) Notwithstanding any provision of the Plan to the contrary, if the payment of all or any portion of an Executive's Account would, in the sole opinion of the Company on the advice of its counsel, result in a profit recoverable by the Company under Section 16(b) of the Securities Exchange Act of 1934, but for the operation of this paragraph, then such payment (or portion thereof) shall be deferred and made at the earliest time that such payment (or portion thereof) would no longer be subject to Section 16(b)."

2.   This amendment to the Plan shall be effective as of November 13, 1997.

IN WITNESS WHEREOF, the Company has caused this instrument to be executed by its authorized officers and its corporate seal affixed, this 11th day of November, 1997.


                                   ECOLAB INC.



(Seal)                             By:  /s/ Michael E. Shannon
                                        -----------------------------------
                                        Michael E. Shannon
                                        Chairman of the Board, Chief Financial
                                        and Administrative Officer


Attest:   /s/ Kenneth A. Iverson
          ---------------------------
          Kenneth A. Iverson
          Vice President and Secretary